EXHIBIT 5.1

Legal Opinion of Atlas Pearlman, P.A., Suite 1700, 350 East Las Olas Boulevard, Ft. Lauderdale, Florida 33301

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                                                                     Exhibit 5.1

                              ATLAS PEARLMAN, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301

                                October 24, 2001

New Millennium Media International, Inc.
101 Phillippe Parkway, Suite 350
Safety Harbor, Florida 34695

     RE:  REGISTRATION STATEMENT ON FORM SB-2; NEW MILLENNIUM
          MEDIA INTERNATIONAL, INC. (THE "COMPANY")

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 1,032,000 shares of Common Stock, $.001 par value ("Common Stock") up to 3,436,364 shares of Common Stock issuable under an equity line of credit ("Equity Line Shares"), and 563,636 additional shares of Common Stock, underlying warrants, and options (collectively "Underlying Securities").

     In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock, Equity Line Shares and Underlying Securities and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     We are members of the Bar of the State of Florida and express no opinion on any law other than the laws of the State of Florida applicable Federal Securities laws.

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New Millennium Media International, Inc.
October 24, 2001
Page 2


     Based upon the foregoing, we are of the opinion that the Common Stock, Equity Line Shares and Underlying Securities have been duly and validly authorized and when issued and paid for in accordance with their terms will be fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Sincerely,


                                        ATLAS PEARLMAN, P.A.